Exhibit 10.1

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into as of October 29, 2012, by and among ATLANTIC TELE-NETWORK, INC., a Delaware corporation (“Borrower”), each of the subsidiaries of Borrower identified as guarantors on the signature pages hereto (individually, a “Guarantor” and, collectively, the “Guarantors”; and together with Borrower, individually a “Loan Party” and, collectively, the “Loan Parties”), COBANK, ACB, as Administrative Agent (“Administrative Agent”), and each of the financial institutions executing this Amendment and identified as a Lender on the signature pages hereto (the “Lenders”).

RECITALS

WHEREAS, Borrower, the Guarantors and the Lenders have entered into that certain Third Amended and Restated Credit Agreement, dated as of May 18, 2012 (as amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”); and

WHEREAS, Borrower has requested and the Lenders, in their collective capacity as Requisite Lenders under the Credit Agreement, have agreed, subject to the terms and conditions provided herein, to certain amendments with respect to the Credit Agreement as more fully described herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth in this Amendment, each of Borrower, the Guarantors and the Lenders party hereto hereby agrees as follows:

SECTION 1.  Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

SECTION 2.  Amendments to Credit Agreement.  In reliance on the representations and warranties of Borrower and the Guarantors contained in this Amendment and in connection with the request of Borrower for the amendments provided herein and subject to the effectiveness of this Amendment as described below, the Credit Agreement is hereby amended as set forth below.

(A)                             Subsection 1.1(F).  Subsection 1.1(F) of the Credit Agreement is hereby amended and restated by replacing such subsection in its entirety as follows:

(F)                                 Letters of Credit.

(i)                                       Types of Letters of Credit.

(A)                                   Standard Letters of Credit.  The Revolver Loan Commitment shall, in addition to advances as Revolver Loans, be utilized, upon the request of Borrower, for the issuance of irrevocable standby or trade letters of credit (individually, a “Standard Letter of Credit” and, collectively, the “Standard Letters of Credit”) by an Issuing Lender for the account of any Loan Party.

(B)                               Mobility Fund Letters of Credit. The Revolver Loan Commitment shall, in addition to advances as Revolver Loans and in addition to Standard Letters of Credit issued pursuant to Subsection 1.1(F)(i)(A) above, be utilized, upon the request of Borrower, for the issuance of irrevocable standby or trade letters of credit which are necessary or desirable in order to qualify for disbursements from the Mobility Fund (individually, a “Mobility Fund Letter of Credit” and, collectively, the “Mobility Fund Letters of Credit”, and collectively with the Standard Letters of Credit, the “Letters of Credit”, and each individually, a “Letter of Credit”) by an Issuing Lender for the account of any Loan Party; provided, however, that Mobility Fund Letters of Credit with an aggregate face amount not to exceed $1,000,000 at any time outstanding, may be issued for the account of Georgia RSA 8 Partnership.  For the avoidance of doubt, any Mobility Fund Letters of Credit requested by the Borrower and issued pursuant to the terms of this Agreement shall be used solely for purposes associated with the Borrower’s participation in the Mobility Fund, and shall not be used for any other purpose.

(C)                               Lender Participations; Reduction of Revolving Loan Commitment. Immediately upon the issuance by an Issuing Lender of a Letter of Credit, and without further action on the part of Administrative Agent or any Lenders, each Lender shall be deemed to have purchased from such Issuing Lender a participation in such Letter of Credit equal to such Lender’s Pro Rata Share of the Revolver Loan Commitment of the aggregate amount available to be drawn under such Letter of Credit. Each Letter of Credit shall reduce the amount available under the Revolver Loan Commitment by the face amount of such Letter of Credit.

(ii)                                    Maximum Amount. The aggregate amount of (A) Standard Letter of Credit Usage with respect to all Standard Letters of Credit outstanding at any time for the account of Borrower or any other Loan Party may not exceed the Standard Letter of Credit Sublimit and (B) Mobility Fund Letter of Credit Usage with respect to all Mobility Fund Letters of Credit outstanding at any time for the account of Borrower or any other Loan Party may not exceed the Mobility Fund Letter of Credit Sublimit; provided, however, that at any one time the aggregate principal amount of the Revolving Credit Obligations outstanding may not exceed the Revolver Loan Commitment. If at any time the aggregate amount of the Standard Letter of Credit Usage exceeds the Standard Letter of Credit Sublimit or the Mobility Fund Letter of Credit Usage exceeds the Mobility Fund Letter of Credit Sublimit, Borrower shall reduce the aggregate amount of the Standard Letter of Credit Usage or Mobility Fund Letter of Credit Usage (as applicable) by providing cash collateral for Standard Letter of Credit Usage or the Mobility Fund Letter of Credit Usage (as applicable) in the manner set forth in Subsection 1.16 to the extent required to eliminate such excess.

(iii)                                 Reimbursement.  Borrower is irrevocably and unconditionally obligated without presentment, demand, protest or other formalities of any kind to reimburse an Issuing Lender in immediately available funds for any amounts paid by an Issuing Lender with respect to a Letter of Credit issued hereunder for the account of any Loan Party. Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the Issuing Lender shall notify Borrower and Administrative Agent thereof. Not later than 11:00 a.m. (Denver, Colorado time) on the date of any payment by the Issuing Lender under a Letter of Credit (or if notice is not provided to Borrower of such drawing prior to such time, not later than 11:00 a.m. (Denver, Colorado time) on the immediately succeeding Business Day), Borrower shall reimburse the Issuing Lender through Administrative Agent in the amount equal to the amount of such drawing (and, if reimbursed on the immediately succeeding Business Day pursuant to this sentence, interest at the sum of the Base Rate plus the applicable Base Rate Margin for such day (or days if the next immediately succeeding day is not a Business Day)). If Borrower fails to so reimburse the Issuing Lender by such time, Borrower shall be deemed to have requested Administrative Agent to make a Revolver Loan (but not a Swingline Loan) in the amount of the payment made by such Issuing Lender with respect to such Letter of Credit.  If the Letter of Credit is payable in a foreign currency, the amount owed by Borrower in connection with such Letter of Credit shall equal the United States dollar equivalent of such foreign currency (determined by Administrative Agent in its reasonable discretion) on the date such payment is made by such Issuing Lender. All amounts paid by an Issuing Lender with respect to any Letter of Credit that are not repaid by Borrower as required by this Subsection 1.1(F)(iii), or that are not repaid with a Revolver Loan shall bear interest at the sum of the Base Rate plus  3.750% per annum. Each Lender agrees to fund its Pro Rata Share of any Revolver Loan made pursuant to this Subsection 1.1(F)(iii). In the event Borrower fails to reimburse an Issuing Lender in full for any payment in respect of a Letter of Credit issued for the account of any Loan Party, Administrative Agent shall promptly notify each Lender with a Pro Rata Share of the Revolver Loan Commitment of the amount of such unreimbursed payment and the accrued interest thereon and each such Lender, on the next Business Day, shall deliver to Administrative Agent an amount equal to its Pro Rata Share thereof in same day funds. Each Lender with a Pro Rata Share of the Revolver Loan Commitment hereby absolutely and unconditionally agrees to pay to each Issuing Lender upon demand by such Issuing Lender such Lender’s Pro Rata Share of each payment made by such Issuing Lender in respect of a Letter of Credit and not immediately reimbursed by Borrower. Each Lender with a Pro Rata Share of the Revolver Loan Commitment acknowledges and agrees that its obligations to acquire participations pursuant to this Subsection 1.1(F)(iii) in respect of Letters of Credit and to make the payments to each Issuing Lender required by the preceding sentence are absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or any failure by Borrower to satisfy any of the conditions set forth in Subsection 7.2. If any Lender with a Pro Rata Share of the Revolver Loan Commitment fails to make available to an Issuing Lender the amount of such Lender’s Pro Rata Share of any payments made by such Issuing Lender in respect of a Letter of Credit as provided in this Subsection 1.1(F)(iii), Administrative Agent may elect to apply Cash Collateral as described in Subsection 1.14(C) and pay such amount to Issuing Lender. If Administrative Agent does not so elect or if the funds in such account are insufficient, such Issuing Lender shall be entitled to recover such amount on demand from such Revolver Lender together with interest at the Base Rate.

(iv)                                Conditions of Issuance of Letters of Credit.  In addition to all other terms and conditions set forth in this Agreement, the issuance by an Issuing Lender of any Letter of Credit shall be subject to the conditions precedent that the Letter of Credit shall be in such form, be for such amount and in such currency, and contain such terms and conditions as are reasonably satisfactory to Administrative Agent and the Issuing Lender. The expiration date of each Letter of Credit must be on a date which is the earlier of (1) (a) for a standby Letter of Credit, one (1) year from its date of issuance and (b) for a trade Letter of Credit, 180 days from its date of issuance or (2) the 30th day before the date set forth in clause (B) of the definition of the term “Revolver Expiration Date,” or such later date as agreed to by both Administrative Agent and the Issuing Lender, in their sole discretion.

(v)                                   Request for Letters of Credit.  Borrower must give Administrative Agent at least three (3) Business Days’ prior notice, which notice will be irrevocable, specifying the date a Letter of Credit is requested to be issued and the amount and the currency in which such Letter of Credit is payable, identifying the beneficiary, stating whether the Letter of Credit will be a standby or trade Letter of Credit, stating whether the Letter of Credit will be a Standard Letter of Credit or a Mobility Fund Letter of Credit and describing the nature of the transactions proposed to be supported thereby. Any notice requesting the issuance of a Letter of Credit shall be accompanied by the form of the Letter of Credit to be provided by an Issuing Lender. Borrower must also complete any application procedures and documents required by an Issuing Lender in connection with the issuance of any Letter of Credit, including a certificate regarding Borrower’s compliance with the provisions of Subsection 7.2 of this Agreement.

(vi)                                Borrower Obligations Absolute.  The obligations of Borrower under this Subsection 1.1(F) are irrevocable, will remain in full force and effect until the Issuing Lender and Lenders have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit, shall be absolute and unconditional, shall not be subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be paid in accordance with the terms and conditions of this Agreement under all circumstances, including, any of the following circumstances:

(A)                                   Any lack of validity or enforceability of this Agreement, any of the other Loan Documents or any documents or instruments relating to any Letter of Credit;

(B)                                   Any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations in respect of any Letter of Credit or any other amendment, modification or waiver of or any consent to or departure from any Letter of Credit, any documents or instruments relating thereto, or any Loan Document in each case whether or not any Loan Party or any of its Subsidiaries has notice or knowledge thereof;

(C)                                   The existence of any claim, setoff, defense or other right that any Loan Party or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), Administrative Agent, any Issuing Lender, any Lender, or any other Person, whether in connection with this Agreement, any other Loan Document, any Letter of Credit, the transactions contemplated hereby or any other related or unrelated transaction or transactions (including any underlying transaction between any Loan Party or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

(D)                                   Any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, facsimile or otherwise, or any errors in translation or in interpretation of technical terms;

(E)                                    Payment under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(F)                                     Any defense based upon the failure of any drawing under any Letter of Credit to conform to the terms of such Letter of Credit (provided that any draft, certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof), any nonapplication or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with such Letter of Credit;

(G)                                   The exchange, release, surrender or impairment of any collateral or other security for the obligations;

(H)                                  The occurrence of any Default or Event of Default; or

(I)                                       Any other circumstance or event whatsoever, including, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party, any of its Subsidiaries or a guarantor.

Any action taken or omitted to be taken by an Issuing Lender under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, is binding upon the Loan Parties and their Subsidiaries and shall not create or result in any liability of such Issuing Lender to any Loan Party or any of its Subsidiaries.

(vii)                             Obligations of Issuing Lenders.  Each Issuing Lender (other than CoBank) hereby agrees that it will not issue a Letter of Credit hereunder until it has provided Administrative Agent with notice specifying the amount, currency and intended issuance date of such Letter of Credit and Administrative Agent has returned a written acknowledgment of such notice to Issuing Lender. Each of Issuing Lender and Administrative Agent agrees to provide such notices and acknowledgement promptly upon Borrower’s request of a Letter of Credit provided such request satisfies all of the requirements provided herein. Each Issuing Lender (other than CoBank) further agrees to provide to Administrative Agent: (1) a copy of each Letter of Credit issued by such Issuing Lender promptly after its issuance; (2) a monthly report summarizing available amounts under Letters of Credit issued by such Issuing Lender, the dates and amounts of any draws under such Letters of Credit, the effective date of any increase or decrease in the face amount of any Letters of Credit during such month and the amount of any unreimbursed draws under such Letters of Credit; and (3) such additional information reasonably requested by Administrative Agent.

(viii)                          UCP and ISP.  The Uniform Customs and Practice for Documentary Credits as most recently published from time to time by the International Chamber of Commerce (the “UCP”) is hereby incorporated in this Agreement with respect to trade Letters of Credit and shall be deemed incorporated by this reference into each trade Letter of Credit issued pursuant to this Agreement. The terms and conditions of the UCP shall be binding with respect to trade Letters of Credit on the parties to this Agreement and each beneficiary of any trade Letter of Credit issued pursuant to this Agreement. The International Standby Practices as most recently published from time to time by the International Chamber of Commerce (the “ISP”) is hereby incorporated in this Agreement with respect to standby Letters of Credit and shall be deemed incorporated by this reference into each standby Letter of Credit issued pursuant to this Agreement. The terms and conditions of the ISP shall be binding with respect to standby Letters of Credit on the parties to this Agreement and each beneficiary of any standby Letter of Credit issued pursuant to this Agreement.

(B)                             Subsection 1.4(E).  Subsection 1.4(E) of the Credit Agreement is hereby amended by amending and restating such subsection in its entirety to read as follows:

(E)          Letter of Credit Fees.  From the Third Amendment Date, Borrower shall pay Administrative Agent for the account of all Revolver Lenders that are not Defaulting Lenders with respect to which any Issuing Lender has exercised the right to require Cash Collateralization pursuant to Subsection 1.14 from Borrower or such Defaulting Lender (based upon their respective Pro Rata Shares) a fee for each Letter of Credit from the date of issuance to the date of termination in an amount equal to (i) with respect to Mobility Fund Letters of Credit, 1.75% per annum; and (ii) with respect to Standard Letters of Credit, the applicable LIBOR Margin for Revolver Loans per annum, each as multiplied by the face amount of such Letter of Credit, calculated on the basis of a 360-day year for the actual number of days elapsed. Such fee shall be payable to Administrative Agent for the benefit of all Lenders committed to make Revolver Loans (based upon their respective Pro Rata Shares). Such fee is to be paid quarterly in arrears on the last day of each calendar quarter and the termination of the Letter of Credit. With respect to each Letter of Credit, Borrower shall also pay Administrative Agent, for the benefit of the Issuing Lender issuing such Letter of Credit, an issuance fee equal to the greater of (i) $1,000 or (ii) 0.125% of the face amount of such Letter of Credit, which amount shall be paid upon the date of issuance and, if the expiration date of such Letter of Credit is later than one (1) year from its date of issuance, upon each anniversary of the date of issuance during the term of such Letter of Credit.

(C)          Subsection 1.6(E).  Subsection 1.6(E) of the Credit Agreement is hereby amended by amending and restated such subsection in its entirety to read as follows:

(E)          Application of Reduction of the Revolver Loan.  If a reduction in the Revolver Loan Commitment pursuant to Subsection 1.6(C) would cause the Revolver Loan Commitment to be less than the sum of the Swingline Loan Commitment and Letter of Credit Sublimit, then the Swingline Loan Commitment and Letter of Credit Sublimit will simultaneously with such reduction of the Revolver Loan Commitment be permanently reduced on a pro rata basis such that the sum of the two does not exceed the reduced Revolver Loan Commitment; provided, however, that the Standard Letter of Credit Sublimit shall be reduced to $0 before any reduction is made to the Mobility Fund Letter of Credit Sublimit.

(D)          Subsection 8.1(D).  The first sentence of the second paragraph of Subsection 8.1(D) of the Credit Agreement is hereby amended and restated by amending and restating such sentence in its entirety to read as follows:

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Subsection 9.2(A) through (H) that affects such Participant (which in the case of clause (D), (E), (F), (G) and (H) shall be all Participants).

(E)          Subsection 8.2(L).  Subsection 8.2(L) of the Credit Agreement is hereby amended by amending and restating such subsection in its entirety to read as follows:

(L)           Indemnification.  Lenders will reimburse and indemnify Administrative Agent and all other Agent Parties on demand (to the extent not actually reimbursed by the Loan Parties, but without limiting the obligations of the Loan Parties under this Agreement) for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, reasonable attorneys’ fees and expenses), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent or any other Agent Party (i) in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Administrative Agent or any other Agent Parties under this Agreement or any of the Loan Documents, and (ii) in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents in proportion to each Lender’s Pro Rata Share; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Administrative Agent’s or any other Agent Parties’ gross negligence, bad faith or willful misconduct.  If any indemnity furnished to Administrative Agent or any other Agent Party for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.  The obligations of Lenders under this Subsection 8.2(L) shall survive the payment in full of the Obligations and the termination of this Agreement.

(F)          Subsection 10.1. Subsection 10.1 of the Credit Agreement is hereby amended by amending and restating the definitions of “Letter of Credit Sublimit”, “Letter of Credit Usage” in their entirety as follows:

“Letter of Credit Sublimit” means, collectively, the Standard Letter of Credit Sublimit and the Mobility Fund Letter of Credit Sublimit.

“Letter of Credit Usage” means, collectively, the Standard Letter of Credit Usage and the Mobility Fund Letter of Credit Usage.

“Total Leverage Ratio” means, as of the date of calculation, the ratio derived by dividing (A) Indebtedness (other than (i) as described in clause (H) of the definition of Indebtedness, (ii) as described in clause (M) of the definition of Indebtedness to the extent related to Mobility Fund Letters of Credit and (iii) to the extent related to or supporting the Indebtedness described in clause (H) of such definition, as described in clauses (K), (L), (M) and (N) of the definition of Indebtedness) by (B) EBITDA.

(G)         Subsection 10.1. Subsection 10.1 of the Credit Agreement is hereby amended by adding the following definitions thereto:

“Mobility Fund” means, collectively, funds received by a Loan Party or Georgia RSA 8 Partnership from the FCC or Universal Service Administration Company pursuant to the Connect America Fund, A National Broadband Plan for Our Future, Establishing Just and Reasonable Rates for Local Exchange Carriers, High-Cost Universal Service Support, Developing an Unified Intercarrier Compensation Regime, Federal-State Joint Board on Universal Service, Lifeline and Link-Up, Universal Service Reform — Mobility Fund, Report and Order and Further Notice of Proposed Rulemaking, 26 FCC Rcd. 17663 (2011).

“Mobility Fund Letter of Credit Sublimit” means $55,000,000, as such amount may be adjusted in accordance with this Agreement.

“Standard Letter of Credit Sublimit” means $10,000,000, as such amount may be adjusted in accordance with this Agreement.

“Mobility Fund Letter of Credit Usage” means, as to each Mobility Fund Letter of Credit, all reimbursement obligations of Borrower to the issuer of the Mobility Fund Letter of Credit consisting of (A) the amount available to be drawn or which may become available to be drawn; and (B) all amounts which have been paid and made available by the Issuing Lender to the extent not reimbursed by Borrower, whether by the making of a Revolver Loan or otherwise. In the case of any Mobility Fund Letter of Credit that is issued in a currency other than United States Dollars, the corresponding Letter of Credit Usage shall be determined in United States Dollars based on the currency exchange rate from time to time applicable to the issuer of such Mobility Fund Letter of Credit. For the avoidance of doubt, the Mobility Fund Letter of Credit Usage may be reduced by the providing of cash collateral in a manner set forth in Subsection 1.16 but only to the extent that such reduction does not permit the Revolving Credit Obligations to exceed the Revolver Loan Commitment at any time; provided, further, the Mobility Fund Letter of Credit Usage shall not be reduced by any Cash Collateral provided pursuant to Subsections 1.14 of 1.17.

“Standard Letter of Credit Usage” means, as to each Standard Letter of Credit, all reimbursement obligations of Borrower to the issuer of the Standard Letter of Credit consisting of (A) the amount available to be drawn or which may become available to be drawn; and (B) all amounts which have been paid and made available by the Issuing Lender to the extent not reimbursed by Borrower, whether by the making of a Revolver Loan or otherwise. In the case of any Standard Letter of Credit that is issued in a currency other than United States Dollars, the corresponding Standard Letter of Credit Usage shall be determined in United States Dollars based on the currency exchange rate from time to time applicable to the issuer of such Standard Letter of Credit. For the avoidance of doubt, the Standard Letter of Credit Usage may be reduced by the providing of cash collateral in a manner set forth in Subsection 1.16 but only to the extent that such reduction does not permit the Revolving Credit Obligations to exceed the Revolver Loan Commitment at any time; provided further, the Standard Letter of Credit Usage shall not be reduced by any Cash Collateral provided pursuant to Subsections 1.14 of 1.17.

SECTION 3.  This Amendment shall not constitute a novation of the Credit Agreement or any other Loan Document.  Except as expressly provided in this Amendment, the execution and delivery of this Amendment does not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of, the Loan Documents, and the Loan Documents shall remain in full force and effect.

SECTION 4.  Each of the Loan Parties hereby represents and warrants to the Lenders as follows:

(A)          Each of the Loan Parties has taken all necessary limited liability company, partnership, corporate or other equivalent action to authorize the execution, delivery and performance of this Amendment. This Amendment, when executed and delivered will be the legally valid and binding obligations of the Loan Parties, enforceable against each of such Loan Parties, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debt or relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and general principles of equity.

(B)          The execution, delivery and performance by the Loan Parties of this Amendment do not and will not, by the passage of time, the giving of notice or otherwise, (A) require any Governmental Approval or violate any Applicable Law relating to the Loan Parties or any of their respective Subsidiaries except as would not reasonably be expected to have a Material Adverse Effect, (B) materially conflict with, result in a material breach of or constitute a material default under the articles of incorporation, bylaws or other organizational documents of the Loan Parties or any of their respective Subsidiaries or any Material Contract to which such Person is a party or by which any of its properties may be bound, (C) conflict with, result in a breach of or constitute a default under any Governmental Approval relating to such Person except as would not reasonably be expected to have a Material Adverse Effect or (D) except as required or permitted under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person.

(C)          The representations and warranties of such Loan Party set forth in the Loan Documents are true and correct in all material respects as of the date hereof as if made on the date hereof, except for any representation or warranty limited by its terms to a specific date.

(D)          No Event of Default under the Loan Documents has occurred and is continuing as of this date.

SECTION 5.  Borrower hereby confirms and agrees that (a) each Security Document is and shall continue to be in full force and effect, and (b) the obligations secured by each such document include any and all obligations of the Loan Parties to the Secured Parties under the Credit Agreement.

SECTION 6.  Each of the Guarantors hereby confirms and agrees that (a) its guarantee contained in the Credit Agreement and each Security Document to which it is a party is and shall continue to be in full force and effect, and (b) the obligations guaranteed or secured by each such applicable document include any and all obligations of the Loan Parties to the Secured Parties under the Credit Agreement.

SECTION 7.  This Amendment shall be effective only upon receipt by Administrative Agent of an execution counterpart hereto signed by Borrower, each Guarantor, and the Requisite Lenders.

SECTION 8.  Borrower agrees to pay to Administrative Agent, on demand, all reasonable out-of-pocket costs and expenses incurred by Administrative Agent, including, without limitation, the reasonable fees and expenses of counsel retained by Administrative Agent, in connection with the negotiation, preparation, execution and delivery of this Amendment and all other instruments and documents contemplated hereby.

SECTION 9.  This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.

SECTION 10.  This Amendment shall be governed by and shall be construed and enforced in accordance with all provisions of the Credit Agreement, including the governing law provisions thereof.

[Signatures Follow on Next Page.]

Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

BORROWER:
ATLANTIC TELE-NETWORK, INC.

Justin D. Benincasa, Chief Financial Officer
GUARANTORS:
COMMNET WIRELESS, LLC
COMMNET FOUR CORNERS, LLC
COMMNET MIDWEST, LLC
COMMNET OF ARIZONA, L.L.C.
GILA COUNTY WIRELESS, LLC
EXCOMM, L.L.C
SOVERNET HOLDING CORPORATION
COMMNET OF NEVADA, LLC
TISDALE TELEPHONE COMPANY, LLC
COMMNET OF GEORGIA, LLC
CHOICE COMMUNICATIONS, LLC
ALLIED WIRELESS COMMUNICATIONS CORPORATION
ALLIED WIRELESS COMMUNICATIONS (GA), LLC
ALLIED WIRELESS COMMUNICATIONS (ID), LLC
ALLIED WIRELESS COMMUNICATIONS (IL), LLC
ALLIED WIRELESS COMMUNICATIONS (NC), LLC
ALLIED WIRELESS COMMUNICATIONS (OH), LLC
ALLIED WIRELESS COMMUNICATIONS (SC), LLC
ALLIED WIRELESS OF THE PALMETTO STATE, LLC
COMMNET NEWCO, LLC
COMMNET OF TEXAS, LLC
ESSEXTEL, INC.
SHC-ION, LLC

Justin D. Benincasa, Treasurer

SOVERNET, INC.
NATIONAL MOBILE COMMUNICATIONS
CORPORATION

Justin D. Benincasa, Chief Financial Officer

[Signature Page to First Amendment]

SAL SPECTRUM LLC
By: Atlantic Tele-Network, Inc., its Sole Member

Justin D. Benincasa, Chief Financial Officer\

[Signatures continued on following page]

[Signature Page to First Amendment]